EXHIBIT 21

                         SUBSIDIARIES OF THE REGISTRANT

Name                       Place of Incorporation         Percentage of Interest
----                       ----------------------         ----------------------
Vancouver Hong Kong              Canada                           100%
 Properties Ltd.

America & China Business         Canada                           100%
 and Development Inc.

Heng Fai Management Inc.         British Virgin Islands           100%

Heng Fai China &                 Hong Kong                        100%
 Asia Industries Limited

Heng Fai China                   Hong Kong                        100%
 Industries Limited

Worldwide Container              Hong Kong                        100%
 Company Limited

Heng Fai China Industries        Hong Kong                        100%
 Acquisition Limited

Greatly Hong Kong                Hong Kong                        100%
 Limited

Cangzhou Min You                 People's Republic of China        19%
 Cement Co., Ltd.